AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY



        Gumer C. Alvero                 Paul S. Mannweiler
        Timothy V. Bechtold             Jeryl A. Millner
        Arthur H. Berman                Roger Natarajan
        Carol A. Holton                 Mark E. Schwarzmann


Do hereby jointly and severally authorize Eric L. Marhoun, Mary Ellyn Minenko, Paul R. Johnston, Teresa J. Rasmussen, H. Bernt von Ohlen and Christopher O. Petersen to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the American Enterprise Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated the 15th day of April, 2004.


/s/      Gumer C. Alvero
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         Gumer C. Alvero


/s/      Timothy V. Bechtold
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         Timothy V. Bechtold


/s/      Arthur H. Berman
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         Arthur H. Berman


/s/      Carol A. Holton
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         Carol A. Holton


/s/      Paul S. Mannweiler
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         Paul S. Mannweiler


/s/      Jeryl A. Millner
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         Jeryl A. Millner


/s/      Roger Natarajan
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         Roger Natarajan


/s/      Mark E. Schwarzmann
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         Mark E. Schwarzmann